Exhibit 99.1

inContact Reports Second Quarter 2015 Financial Results

•	Record software segment revenues of $34.1 million in Q2, up 41% year-over-year

•	Consolidated revenue of $53.1 million, up 29% year-over-year

•	Closed 127 contracts in Q2, up 27% year-over-year, SaaS bookings a record for June quarter

•	Raised 2015 revenue guidance

SALT LAKE CITY – August 6, 2015 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the second quarter ended June 30, 2015.

Said Paul Jarman, inContact CEO, “In Q2, we again grew revenues at a very strong pace. Customer deployments were solid across our entire product spectrum, including core ACD/IVR, our Personal Connection™ predictive dialer and WFO software for companies of all sizes. We continue to win the majority of competitive opportunities, and we have added landmark new customers in healthcare, insurance and state and local government. During the quarter, we closed 127 total contracts including 74 new logo customers and 53 expansion deals with existing customers. Two of the expansions were with Fortune 100 companies.”

Continued Jarman, “SaaS bookings were 3% above year ago results, and at a record level for a June quarter. Recent contract activity and the addition of new partners such as RingCentral and others, give us great confidence in our sales pipeline, leading to an increase in 2015 guidance for both software and total revenues.”

Revenue

Software segment revenue totaled $34.1 million for the quarter ended June 30, 2015, an increase of 41% from $24.2 million in Q2 2014. Combined Software and Software-related Network connectivity revenue for the quarter ended June 30, 2015 was $51.0 million, an increase of 32% from $38.5 million for the quarter ended June 30, 2014. Approximately 89% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended June 30, 2015 was $53.1 million versus $41.1 million for the same period in 2014, an increase of 29%.

For the six months ended June 30, 2015, Software segment revenue totaled $66.5 million, an increase of 50% from $44.2 million for 2014. For the six months ended June 30, 2015, Network connectivity segment revenue totaled $37.9 million, an increase of 12% from $34.0 million for the same period in 2014.

Gross Margin

Software segment gross margin for the quarter ended June 30, 2015 was 58% versus 58% for the same period in 2014. Excluding non-cash charges, non-GAAP Software segment gross margin was 71% for the second quarter of 2015, versus 72% in the second quarter of 2014. Second quarter 2015 Network connectivity segment gross margin was 37% versus 36% for the same period in 2014.

Consolidated gross margin percentage was 50% in the second quarter of 2015 compared to 49% for the same period in 2014. Excluding non-cash charges, consolidated gross margin was 59% for the second quarter 2015 compared to 58% for the same period in 2014.

Adjusted EBITDA

Adjusted EBITDA for the second quarter of 2015 was $1.4 million versus $89,000 during the same period in 2014. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended June 30, 2015 was $7.3 million, or ($0.12) per basic and diluted share, as compared to net income of $3.4 million or $0.06 per basic and diluted share for the same period in 2014. Net income in Q2 2014 was benefited by a one-time reversal of a deferred tax asset provision, related to the Uptivity acquisition.

Increased Revenue Guidance for 2015

In 2015, we anticipate consolidated revenues to be between $211 million and $214 million for the full year. We expect total software revenues to be between $135 million and $138 million for the full year. This would represent 34% to 37% growth for software revenues.

Jarman concluded, “We are continuing to lead in the cloud contact center market with our expanding partner channel, our continuing innovation in our comprehensive cloud solution, and in our specialized service model. The Q3 sales pipeline is strong with several major deals already closed, and we continue to have a lead advantage against competitors. inContact is the leading pure play cloud provider driving the most cloud revenue in the industry.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our second quarter 2015 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1906

International: + 1-785-424-1825

Conference ID#: INCONTACT

An audio file of the call will be available after August 6, 2015 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until August 13, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 1233206

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$52,762	$32,414
Restricted cash	81	81
Investments	64,652	—

Accounts and other receivables, net of allowance for uncollectible accounts of $2,222 and $1,816, respectively	30,422	28,126
Other current assets	8,393	6,979

Total current assets	156,310	67,600

Property and equipment, net	39,339	35,077
Intangible assets, net	22,169	24,768
Goodwill	39,247	39,247
Other assets	1,905	2,078

Total assets	$258,970	$168,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$11,965	$11,031
Accrued liabilities	15,894	13,259
Accrued commissions	3,848	3,407
Current portion of deferred revenue	11,216	8,439
Current portion of debt and capital lease obligations	—	4,095

Total current liabilities	42,923	40,231

Long-term debt and capital lease obligations	79,923	18,543
Deferred rent	8	28
Deferred tax liability	795	795
Deferred revenue	6,139	5,749

Total liabilities	129,788	65,346

Total stockholders’ equity	129,182	103,424

Total liabilities and stockholders’ equity	$258,970	$168,770

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Net revenue:
Software	$34,052	$24,198	$66,518	$44,207
Network connectivity	19,019	16,913	37,891	33,958

Total net revenue	53,071	41,111	104,409	78,165

Costs of revenue:
Software	14,360	10,233	28,057	18,468
Network connectivity	11,983	10,855	23,794	21,693

Total costs of revenue	26,343	21,088	51,851	40,161

Gross profit	26,728	20,023	52,558	38,004

Operating expenses:
Selling and marketing	16,264	13,005	31,739	23,061
Research and development	7,040	5,478	13,693	9,238
General and administrative	8,871	7,417	17,949	13,025

Total operating expenses	32,175	25,900	63,381	45,324

Loss from operations	(5,447)	(5,877)	(10,823)	(7,320)
Other income (expense):
Interest expense	(1,768)	(84)	(2,202)	(195)
Interest income	58	—	58	—
Other income (expense)	(1)	2	—	(149)

Loss before income taxes	(7,158)	(5,959)	(12,967)	(7,664)
Income tax benefit (expense)	(132)	9,387	(311)	9,368

Net income (loss)	$(7,290)	$3,428	$(13,278)	$1,704

Net income (loss) per common share:
Basic	$(0.12)	$0.06	$(0.22)	$0.03
Diluted	$(0.12)	$0.06	$(0.22)	$0.03

Weighted average common shares outstanding:
Basic	61,501	58,753	61,263	57,441
Diluted	61,501	61,448	61,263	59,865

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(13,278)	$1,704
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	4,877	3,399
Amortization of software development costs	3,192	2,823
Amortization of intangible assets	2,599	1,044
Accretion of discount and issuance costs on notes	1,217	16
Stock-based compensation	4,210	2,953
Loss on disposal of property and equipment	72	544
Deferred income taxes	—	(9,368)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts and other receivables, net	(2,311)	(4,167)
Other current assets	(1,400)	(141)
Other non-current assets	192	(73)
Trade accounts payable	1,144	2,110
Accrued liabilities	1,253	187
Accrued commissions	441	252
Deferred rent	(185)	(66)
Deferred revenue	3,166	1,636

Net cash provided by operating activities	5,189	2,853

Cash flows from investing activities:
Purchases of investments	(64,122)	—
Proceeds from maturities and sales of investments	986	—
Capitalized software development costs	(4,418)	(5,004)
Purchases of property and equipment	(8,196)	(5,162)
Acquisition of assets	—	(10,164)
Payments made for deposits	(19)	(31)

Net cash used in investing activities	(75,769)	(20,361)

Cash flows from financing activities:
Proceeds from exercise of options	2,294	1,375
Proceeds from sale of stock under employee stock purchase plan	806	345
Borrowings under term loan	—	1,000
Principal payments under debt and capital lease obligations	(11,824)	(2,227)
Purchase of treasury stock	(538)	(36)
Payments under the revolving credit agreement	(11,000)	—
Proceeds from issuance of convertible notes, net	111,190	—

Net cash provided by financing activities	90,928	457

Net increase (decrease) in cash and cash equivalents	20,348	(17,051)

Cash and cash equivalents at the beginning of the period	32,414	49,148

Cash and cash equivalents at the end of the period	$52,762	$32,097

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three months ended June 30, 2015 and 2014 were as follows (in thousands):

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
Net revenue	$34,052	$19,019	$53,071	$24,198	$16,913	$41,111
Costs of revenue	14,360	11,983	26,343	10,233	10,855	21,088

Gross profit	19,692	7,036	26,728	13,965	6,058	20,023

Gross margin	58%	37%	50%	58%	36%	49%

Operating expenses:
Direct selling and marketing	14,668	936	15,604	11,501	933	12,434
Direct research and development	6,659	—	6,659	5,149	—	5,149
Indirect	8,695	1,217	9,912	7,299	1,018	8,317

Income (loss) from operations	$(10,330)	$4,883	$(5,447)	$(9,984)	$4,107	$(5,877)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$(7,290)	$3,428	$(13,278)	$1,704
Depreciation and amortization	5,264	4,059	10,668	7,266
Stock-based compensation	1,596	1,905	4,210	2,953
Interest income and expense, net	1,710	84	2,144	195
Income tax expense	132	(9,387)	311	(9,368)

Adjusted EBITDA	$1,412	$89	$4,055	$2,750

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before Deductions for Depreciation and Amortization and Stock-Based Compensation, as Presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$26,728	50%	$20,023	49%
Depreciation and amortization	4,464	8%	3,415	8%
Stock-based compensation	271	1%	243	1%

Consolidated gross profit and margin, excluding non-cash charges	$31,463	59%	$23,681	58%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before Deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$19,692	58%	$13,965	58%
Depreciation and amortization	4,357	12%	3,236	13%
Stock-based compensation	266	1%	236	1%

Software segment gross profit and margin, excluding non-cash charges	$24,315	71%	$17,437	72%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create customer and contact center employee experiences that are more personalized, more empowering and more engaging today, tomorrow and in the future. inContact continuously innovates in the cloud and is the only provider to offer core contact center infrastructure, workforce optimization plus an enterprise-class telecommunications network for the most complete customer journey management. Winner of the 2014 CRM Magazine Rising Star Award, inContact has deployed over 2,000 cloud contact center instances. To learn more, visit www.incontact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 1-415-445-3238,

ekeaney@marketstreetpartners.com, or General Contact: Cheryl Andrus, inContact, Director Corporate Communications, 1-801-320-3646, cheryl.andrus@incontact.com